UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2010

AMSTEM CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-51931	88-0374180
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13406 Racetrack Road #233, Tampa, FL 33626

(Address of principal executive offices – zip code)

(813) 283-2556

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 5.02 ELECTION OF DIRECTOR OR PRINCIPAL OFFICER

TAMPA, Fla. – August 18, 2010 – AmStem Corporation (OTCBB: AMST), a leading provider of biotherapeutic and cosmetic stem cell products, stem cell collection and storage expertise and access to nanotechnology vital to stem cell research, announced today the appointment of Yong-Kil (Brian) Lee, director of international affairs of AmStem subsidiary Histostem, to the AmStem Board of Directors.

Lee, 59, joined Histostem earlier this year. His recent and previous career include chairman and CEO of PrimeBell, Inc., a director of international cooperation for Hansung ILS Co. in Changwon, Korea, and as a sales and marketing manager for 3M Company in Korea prior to his service at the U.S. Department of Commerce. He served as a representative in several Korean official business delegations to the United States during his mission for the Foreign Commercial Service of the U.S. Department of Commerce at the American Embassy in Seoul.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

99.1	Press release dated August 18, 2010.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmStem Corporation

By:	/s/ Andrew J. Norstrud

Name:	Andrew J. Norstrud
Title:	Chief Financial Officer

Date August 18, 2010